Exhibit 1.4

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

Amendment No. 3 to the At Market Issuance Sales Agreement

February 22, 2023

B. Riley Securities, Inc. 299 Park Avenue, 21st Floor New York, New York 10171	Morgan Stanley & Co. LLC 1585 Broadway New York, NY 10036

Barclays Capital Inc. 745 Seventh Avenue New York, New York, 10019	Nomura Securities International, Inc. Worldwide Plaza 309 West 49th Street New York, New York 10019

BofA Securities, Inc. One Bryant Park New York, New York 10036	SMBC Nikko Securities America, Inc. 277 Park Avenue New York, New York 10172

Credit Suisse Securities (USA) LLC Eleven Madison Avenue New York, New York 10010-3629	Truist Securities, Inc. 3333 Peachtree Road NE, 11th Floor Atlanta, Georgia 30326

Goldman Sachs & Co. LLC 200 West Street New York, New York 10282	Wells Fargo Securities, LLC 500 West 33rd Street New York, New York 10001

J.P. Morgan Securities LLC 383 Madison Avenue New York, New York 10179

Ladies and Gentlemen:

Reference is made to the At Market Issuance Sales Agreement, dated May 13, 2020, as amended by Amendment No. 1 to the At Market Issuance Sales Agreement, dated February 26, 2021 and Amendment No. 2 to the At Market Issuance Sales Agreement, dated March 1, 2022 (as amended, the “Agreement”), among Hannon Armstrong Sustainable Infrastructure Capital, Inc., a Maryland corporation (the “Company”), and B. Riley Securities, Inc. (formerly B. Riley FBR, Inc.), Robert W. Baird & Co. Incorporated, BofA Securities, Inc., Loop Capital Markets LLC, SMBC Nikko Securities America, Inc. and Nomura Securities International, Inc., as an agent and/or principal (each, an “Agent” or collectively, the “Agents”), with respect to the issuance and sale from time to time by the Company of shares of Common Stock having an aggregate gross sales price not to exceed $500,000,000 on the terms set forth in the Agreement.

In connection with the foregoing, the parties hereto wish to amend the Agreement through this Amendment No. 3 to the At Market Issuance Sales Agreement (this “Amendment”) to make certain changes to the Agreement with effect on and after the date hereof (the “Effective Date”).

SECTION 1. Definitions. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings assigned thereto in the Agreement.

SECTION 2. Amendments. The parties hereto agree, from and after the Effective Date, that:

(a)	Addressees:

(i)	The list of Agents on page 1 of the Agreement and their respective addressess are amended and restated as follows:

B. Riley Securities, Inc. 299 Park Avenue, 21st Floor New York, New York 10171	Morgan Stanley & Co. LLC 1585 Broadway New York, NY 10036

Barclays Capital Inc. 745 Seventh Avenue New York, New York, 10019	Nomura Securities International, Inc. Worldwide Plaza 309 West 49th Street New York, New York 10019

BofA Securities, Inc. One Bryant Park New York, New York 10036	SMBC Nikko Securities America, Inc. 277 Park Avenue New York, New York 10172

Credit Suisse Securities (USA) LLC Eleven Madison Avenue New York, New York 10010-3629	Truist Securities, Inc. 3333 Peachtree Road NE, 11th Floor Atlanta, Georgia 30326

Goldman Sachs & Co. LLC 200 West Street New York, New York 10282	Wells Fargo Securities, LLC 500 West 33rd Street New York, New York 10001

J.P. Morgan Securities LLC 383 Madison Avenue New York, New York 10179

(b)	Introductory Paragraph:

(i)	The first sentence of the first paragraph of the Agreement is amended and restated as follows:

Hannon Armstrong Sustainable Infrastructure Capital, Inc., a Maryland corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell from time to time to or through either of B. Riley Securities, Inc., Barclays Capital Inc., BofA Securities, Inc., Credit Suisse Securities (USA) LLC, Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Nomura Securities International, Inc., SMBC Nikko Securities America, Inc., Truist Securities, Inc. and Wells Fargo Securities, LLC as sales agent and/or principal (each, an “Agent” and together, the “Agents”), shares (the “Shares”) of the Company’s common stock, $0.01 par value (the “Common Stock”), having an aggregate gross sales price not to exceed $500,000,000, on the terms set forth in this At Market Issuance Sales Agreement, as amended.

(ii)	For the avoidance of doubt, the amounts sold counted against the aggregate gross sales price shall not include amounts sold pursuant to the Agreement prior to the date hereof.

(c)	Section 10 (Notices):

(i)	Section 10 of the Agreement is hereby amended and restated as follows:

Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agents shall be directed to B. Riley Securities, Inc. at 299 Park Avenue, 21st Floor, New York, NY 10171, to Barclays Capital Inc. at 745 7th Avenue, New York, New York, 10019, Attention: Syndicate Registration, (fax number: 646-834 8133), to BofA Securities, Inc. at One Bryant Park, New York, NY 10036, Attention: DG ATM Execution (email: dg.atm_execution@bofa.com), to Credit Suisse Securities (USA) LLC at Eleven Madison Avenue, New York, New York 10010, Facsimile: (212) 325-4296, Attention: IBCM Legal, to Goldman Sachs & Co. LLC at 200 West Street, New York, New York 10282, Facsimile: (212) 902-9316, Attention: Registration Department, to J.P. Morgan Securities LLC at 383 Madison Avenue, 6th Floor, New York, New York 10179, Attention: Sanjeet Dewal, Facsimile: (212) 622-8783, Email: sanjeet.s.dewal@jpmorgan.com, to Morgan Stanley & Co. LLC at 1585 Broadway, 6th Floor, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department, to Nomura Securities International, Inc. at Worldwide Plaza, 309 West 49th Street New York, New York 10019, Attention: Equity Capital Markets, Americas, email: NomuraATMExecution@nomura.com, Fax: (646) 587-9562 with a copy to the Head of IBD Legal, Fax: (646) 587-9548, to SMBC Nikko Securities America, Inc., 277 Park Avenue, New York, NY 10172, (email: nyecm@smbcnikko-si.com), to Truist Securities, Inc. at 3333 Peachtree Road NE, 11th Floor, Atlanta, Georgia 30326, Attention: Equity Capital Markets (email: dl.atm.offering@truist.com) and to Wells Fargo Securities, LLC at 500 West 33rd Street, New York, New York, 10001, Attention: Equity Syndicate Department (fax no: (212) 214-5918) or email a request to cmclientsupport@wellsfargo.com; and notices to the Company shall be directed to it at 1906 Towne Centre Blvd, Suite 370, Annapolis, MD 21401 (facsimile: (410) 571-6199), attention of Office of the General Counsel.

SECTION 4. No Further Amendment. The Agreement, as amended by the Amendment, is in all respects ratified and confirmed and all the terms, conditions, and provisions thereof shall remain in full force and effect. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Agreement or any of the documents referred to therein.

SECTION 5. Governing Law. This Amendment and any claim, counterclaim, controversy or dispute of any kind or nature whatsoever arising out of or in any way relating to this Amendment, directly or indirectly, shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 6. Counterparts. This Amendment may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes

SECTION 7. Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Amendment.

[Signature page follows]

If the foregoing correctly sets forth the understanding between the Company and each of the Agents, please so indicate in the space provided below for that purpose, whereupon this Amendment and your acceptance shall constitute a binding agreement among the Company and each of the Agents.

Very truly yours,

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

By:	/s/ Jeffrey W. Eckel
Name: Jeffrey W. Eckel
Title: President and Chief Executive Officer

[Signature Page to Amendment No. 3 to the At Market Issuance Sales Agreement]

Accepted and agreed as of the date first above written:

B. RILEY SECURITIES, INC.

By:	/s/ Matthew Feinberg
Name: Matthew Feinberg
Title: Managing Director

BARCLAYS CAPITAL INC.

By:	/s/ Robert Stowe
Name: Robert Stowe
Title: Managing Director

BOFA SECURITIES, INC.

By:	/s/ Ryan Willingham
Name: Ryan Willingham
Title: Managing Director

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Martin Noriega
Name: Martin Noriega
Title: Director

GOLDMAN SACHS & CO. LLC

By:	/s/ Charles Park
Name: Charles Park
Title: Managing Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Sanjeet Dewal
Name: Sanjeet Dewal
Title: Managing Director

MORGAN STANLEY & CO. LLC

By:	/s/ Mauricio Dominguez
Name: Mauricio Dominguez
Title: Vice President

NOMURA SECURITIES INTERNATIONAL, INC.

By:	/s/ Paul Robinson
Name: Paul Robinson
Title: Managing Director

SMBC NIKKO SECURITIES AMERICA, INC.

By:	/s/ Michelle Petropoulos
Name: Michelle Petropoulos
Title: Managing Director

TRUIST SECURITIES, INC.

By:	/s/ Geoffrey Fennel
Name: Geoffrey Fennel
Title: Director

WELLS FARGO SECURITIES, LLC

By:	/s/ Andrew Wedderburn-Maxwell
Name: Andrew Wedderburn-Maxwell
Title: Managing Director

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